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                                                                    Exhibit 10.2

[Letterhead of Cendant]

September 13, 2000



To whom it may concern:

We take note that Days Inn Master Franchise rights for Italy are being assigned from Team Piemmesse S.A. Montevideo, Uruguay to Days Master Italia S.p.A., Milano, Italy. Cendant and Days Inns Worldwide approve of the action.

Sincerely,

/s/ William J. Hanley

William J. Hanley
Senior Vice President
Managing Director
Cendant International Hotel Division


cc:   Bruno Petruzzo
      Rajiv Bhaita
      Jeff Klaizkow